AMENDMENT

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 4th day of June, 2020, by and between Mason Street Advisors, LLC (the “Adviser”) and Aberdeen Asset Managers Limited, a Scottish Company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Amended and Restated Investment Sub-Advisory Agreement dated June 5, 2019 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Emerging Markets Equity Portfolio (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

ABERDEEN ASSET MANAGERS	MASON STREET ADVISORS, LLC
LIMITED

By: /s/ Fiona McGowan	By: /s/ Kate Fleming

Name: Fiona McGowan	Name: Kate Fleming

Title: Authorised Signatory	Title: President

EXHIBIT A

SCHEDULE A

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

ABERDEEN ASSET MANAGERS LIMITED

As Amended June 4, 2020

Fee Effective As Of : July 1, 2020

Portfolio	Fee
Emerging Markets Equity	First $250 Million: 0.70%
Next $250 Million: 0.60%
Next $500 Million: 0.55%
Over $1 Billion: 0.50%

5863901